UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

Axcelis Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts		01915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report)

Item 1.01.   Entry into a Material Definitive Agreement

Adoption of Executive Incentive Performance Plan for Fiscal 2005. On January 26, 2005, the Compensation Committee of the Company’s Board of Directors adopted an incentive performance plan, for the Company’s fiscal year ended December 31, 2005, known as the Axcelis Team Incentive Plan, or ATI.  All of the Company’s employees participate in the ATI, including the Company’s Chief Executive Officer and all other executive officers.

Pursuant to the plan, the Committee designated for each executive officer a target cash bonus amount, expressed as a percentage of salary.  In establishing these targets, the Committee applied its compensation philosophy to provide base salaries, target bonus compensation and equity compensation within the 50th percentile of such categories of compensation paid by similar companies for comparable positions, based on market benchmarking data compiled by external consulting firms.  The following table sets forth each current officer’s current ATI target as a percentage of salary and as a dollar amount.

Executive Officer	Title	ATI Target as a% of Base Salary	ATI Target ($)
Mary G. Puma	President and Chief Executive Officer	100%	$500,000
Michael J. Luttati	Executive Vice President and COO	75%	$288,750
Lynnette C. Fallon	Sr. VP HR/Legal and General Counsel	50%	$152,500
Stephen G. Bassett	Sr. Vice President and Chief Financial Officer	50%	$138,000
David Duff	VP and GM, IIRTP	45%	$108,000
Jan Paul van Maaren	VP and GM, CCS	40%	$89,400
Matthew Flynn	VP, Global Customer Operations	40%	$93,400
Kevin Brewer	VP, Manufacturing Operations	40%	$89,400
Donald Palette	VP, Finance	40%	$82,800
Totals			$1,542,250

Funding under the ATI plan is based 30% on execution of goals for 2005 set in the Company’s strategic planning process with respect to product development, product quality and reliability, customer relationship metrics and sales targets.  The Compensation Committee will evaluate the Company’s performance against these non-financial goals and will score the performance ranging from 0-100%.  The remaining 70% of the funding for the 2005 ATI is based on the achievement of financial targets based on the Company’s 2005 profit plan with respect to revenues, gross margin, pre-tax profit and cash generation.  The Compensation Committee will evaluate the Company’s performance against the goals and will score the performance ranging from 0-200%.  These scores are then weighted and are totaled into a single Company Performance Score.  Funding of the 2005 ATI based on the achievement of financial goals is limited to 20% of the Company’s pre-tax income (before taking into account any payout under the plan or equity compensation expense).  Funding of the 2005 ATI from achievement of execution goals is not so limited.

The individual performance of each of the executive officers during 2005 will also be evaluated by the Committee based on the achievement of individual performance goals set at the beginning of the year and the individual’s contribution to achievement of the Company’s financial and non-financial goals.  The Individual Performance Score will range from 0-150% and will be multiplied by the Company Performance Score to determine each executive’s payout.  Therefore, an executive’s bonus payment can range upwards from $0 to a maximum ATI payout, (assuming a 100% scoring on non-financial goals plus a 200% scoring on financial goals for a 170% Company Performance Score and a 150% Individual Performance Score) of 255% of the executive’s target amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005	Axcelis Technologies, Inc.

	By:	/s/ Stephen G. Bassett
Stephen G. Bassett Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description

10.1	Axcelis Team Incentive Plan for Executive Officers Adopted by the Compensation Committee of the Board of Directors on January 26, 2005